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                                                                    EXHIBIT 10.3

                         SIMEX STOCK PURCHASE AGREEMENT

         This SIMEX Stock Purchase Agreement ("Agreement") is made as of ___________, 2004, by Wooju Communications Company, Ltd., a Korean corporation ("Buyer") and SIMEX Technologies, Inc., a Delaware corporation (the "Company").

                                 R E C I T A L S

         The Company desires to sell and issue, and Buyer desires to subscribe for and purchase, 2,000,000 of the authorized but not previously issued shares (the "Shares") of Class A Preferred Stock of the Company for the consideration and on the terms set forth in this Agreement.

         The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS.

         "Balance Sheet" as defined in Section 3.4.

         "Best Efforts" the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

         "Breach" a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "Buyer" as defined in the first paragraph of this Agreement.

         "Closing" as defined in Section 2.3.

         "Closing Date" the date and time as of which the Closing actually takes place.

         "Company" as defined in the Recitals of this Agreement.

         "Consent" any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions" all of the transactions contemplated by this Agreement, including:

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                  (a) the sale and issuance of the Shares by Company to Buyer;

                  (b) the execution, delivery, and performance of the Shareholders' Agreement;

                  (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

                  (d) Buyer's acquisition and ownership of the Shares.

         "Contract" any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Documents" this Agreement and each of the other documents to which it is a party as further defined in Section 3.1(c).

         "Encumbrance" any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "GAAP" generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

         "Governmental Authorization" any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Interim Balance Sheet" as defined in Section 3.4.

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         "IRC" the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge" an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

                  A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "Legal Requirement" any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Order" any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business" an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority; and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "Organizational Documents"

                  (a) the articles or certificate of incorporation and the bylaws of a corporation;

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                  (b) any charter or similar document adopted or filed in
connection with the creation, formation, or organization of a Person; and

                  (c) any amendment to any of the foregoing.

         "Person" any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Proceeding" any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Representative" with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Securities Act" the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Shares" as defined in the Recitals of this Agreement.

         "Shareholders' Agreement" as defined in Section 2.4(c).

         "Threatened" a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "Transactions" the transactions contemplated herein and further defined in Section 3.1(c).

2. SALE AND TRANSFER OF SHARES; CLOSING; OPTION.

         2.1 SHARES. Subject to the terms and conditions of this Agreement, at the Closing, the Company will sell and issue the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

         2.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares will be $13,000,000.

         2.3 CLOSING. The purchase, sale and issuance (the "Closing") provided for in this Agreement will take place at the offices of an international bank mutually agreeable to the Buyer and Company, immediately after the Closing of the purchase of Shares pursuant to the Stock Purchase Agreement by and between Buyer ant the Company, of even date herewith, for the

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purchase of 3,714,285 shares of Wooju stock (the "Wooju Stock Purchase
Agreement"). Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.4 CLOSING OBLIGATIONS. At the Closing:

                  (a) The Company will deliver to Buyer:

                           (i) certificates representing the Shares, for issuance and delivery to Buyer together with a copy of the Certificate of Rights and Preferences of the Class A Preferred Stock in the form attached hereto as Exhibit 2.4(a) certified by the Secretary of State of Delaware, subject to the provisions of Section 2.4(d) below;

                           (ii) a certificate executed by the Company representing and warranting to Buyer that the Company's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

                  (b) Buyer will deliver to the Company:

                           (i) the following amounts by check payable to the order of or by wire transfer to accounts specified by the Company;

                           (ii) the sum of $13,000,000 by bank cashier's or certified check; and

                           (iii) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

                  (c) Buyer and the Company will enter into a shareholders' agreement in the form of Exhibit 2.4(c) (the "Shareholders' Agreement").

                  (d) The number of Shares purchased by Buyer shall be subject to a repricing provision through the first anniversary date of Closing (the "Repricing Date"), which shall provide that the Company shall be obligated to issue to Buyer that number of additional Shares that equal the difference between (i) the aggregate purchase price of the Shares divided by the average of the high and low bid price of the Shares for the twenty (20) trading days prior to the Repricing Date, and (ii) the number of Shares issued to Buyer pursuant to this Agreement. If the Shares have been converted to shares of common stock, the provisions set froth herein shall be applicable to the common stock shares.

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         2.5 OPTION. At any time during the six (6) month period after the purchase of the Shares, Buyer shall have the option to purchase an additional 18,571,428 Shares for $13,000,000 ($0.70 per share) subject to repricing by the Repricing Date.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Buyer as follows:

         3.1 ORGANIZATION AND GOOD STANDING.

                  (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as currently conducted and as proposed to be conducted and to enter into and perform its obligations under this Agreement.

                  (b) The Company has made available to Buyer copies of its Organizational Documents, as currently in effect.

                  (c) The Company has all necessary corporate power and authority to execute and deliver this Agreement and each of the Documents to which it is a party, and to perform its obligations hereunder and thereunder, and to consummate the Transactions contemplated hereby. The execution and delivery of this Agreement and the other Documents to which it is a party has been authorized by all necessary corporate action on the part of the Company and no other corporate proceedings or approvals are required on the part of the Company to authorize this Agreement or the other Documents to which it is a party or to consummate the Transactions. This Agreement and the other Documents have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Buyer, constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) The issuance and sale of the Shares have been duly authorized and the Shares when issued to the Buyer for the consideration set forth herein will be fully paid and non-assessable, with no personal liability attached to the ownership thereof, and free of restrictions on transfer other than under this Agreement.

         3.2 AUTHORITY; NO CONFLICT.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms. Upon the execution and delivery by the Company of this Agreement and the Shareholders' Agreement (collectively, the "the Company's Closing Documents"), the Company's Closing Documents will constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms. The Company has the absolute and unrestricted right, power, authority, and capacity to execute and

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deliver the Company's Closing Documents and to perform their obligations under the Company's Closing Documents.

                  (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

                           (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, may be subject;

                           (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                           (iv) cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax;

                           (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                           (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                           (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

                  The Company is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.3 CAPITALIZATION. As of the Closing Date, the authorized capital stock of the Company will consist of (i) 50,000,000 shares of Common Stock, and
(ii) 2,000,000 shares of the Class A Preferred Stock. Prior to giving effect to the transactions contemplated by this Agreement, there are issued and outstanding approximately (1) 32,000,000 shares of Common Stock, all of which are validly issued and fully paid and nonassessable, and (2) no other class of

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preferred stock. Except as set forth on Schedule 3.3, as of the date hereof there will not be, any options, agreements, instruments or securities relating to the issued or unissued stock of the Company, or obligating the Company to issue, transfer, grant or sell any class of stock in the Company.

         3.4 FINANCIAL STATEMENTS. The Company has delivered to Buyer: (a) its Form 10-KSB for the fiscal year ending December 31, 2003. The Company has delivered its unaudited balance sheet; and (b) an unaudited consolidated balance sheet of the Company as at March 31, 2004 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the three months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company.

         3.5 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of the Securities Act including the maintenance of an adequate system of internal controls. The minute book of the Company contains accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

         3.6 NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         3.7 NO MATERIAL ADVERSE CHANGE. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         3.8 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS. The following representations and warranties are true and correct:

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                           (i) The Company is in full compliance with each Legal
         Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (ii) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (iii) The Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         3.9 LEGAL PROCEEDINGS; ORDERS.

                  (a) There is no pending Proceeding:

                           (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                  To the Knowledge of the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

                  (b) There is no Order:

                           (i) to which the Company, or any of the assets owned or used by the Company, is subject; and

                           (ii) to which the Company is subject that relates to the business of, or any of the assets owned or used by, the Company.

         3.10 DISCLOSURE.

                  (a) No representation or warranty of the Company in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

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                  (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  (c) There is no fact known to the Company that has specific application to the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement.

         3.11 BROKERS OR FINDERS. The Company has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         3.12 TAXES.

                  (a) The Company has filed or caused to be filed (on a timely basis since 1999) all Tax Returns that are or were required to be filed pursuant to applicable Legal Requirements. The Company has made available to Buyer copies of all such Tax Returns filed since December 31, 2000. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company.

                  (b) All Tax Returns filed by the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

         3.13 INTELLECTUAL PROPERTY. The Company is not a party to nor does it have any ownership in any intellectual property asset. The term "intellectual property asset" for purposes of this Agreement includes the following:

                           (i) any business name, trade name, registered and unregistered trademarks, service marks and applications;

                           (ii) patents, patent applications, inventions and discoveries;

                           (iii) copyrights; or

                           (iv) know-how, trade secrets, confidential information.

4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to the Company as follows:

         4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of The Republic of South Korea.

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         4.2 AUTHORITY; NO CONFLICT.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of this Agreement and the Shareholders' Agreement (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

                  (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer, nor the consummation or performance of any of the Contemplated Transactions by Buyer, will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                           (i) any provision of Buyer's Organizational
Documents;

                           (ii) any resolution adopted by the board of directors
or the stockholders of Buyer;

                           (iii) any Legal Requirement or Order to which Buyer
may be subject; or

                           (iv) any Contract to which Buyer is a party or by
which Buyer may be bound.

                           Except as set forth in Schedule 4.2, Buyer is not and
will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         4.4 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

         4.5 BROKERS OR FINDERS. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

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5. COVENANTS OF THE COMPANY PRIOR TO CLOSING DATE.

         5.1 NOTIFICATION. Between the date of this Agreement and the Closing Date, the Company will promptly notify Buyer in writing if the Company becomes aware of any fact or condition that causes or constitutes a Breach of any representations and warranties as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

         5.2 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 9, the Company will not, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the common stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

         5.4 BEST EFFORTS. The Company will use its Best Efforts to complete the Contemplated Transaction.

6. COVENANTS OF BUYER PRIOR TO CLOSING DATE.

         6.1 BEST EFFORTS. Buyer will use its Best Efforts to complete the Contemplated Transaction.

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         7.1 ACCURACY OF REPRESENTATIONS.

                  (a) All of the Company's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                  (b) The Company's representations and warranties must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

         7.2 THE COMPANY'S PERFORMANCE.

                  (a) All of the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered

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collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered pursuant to Section
2.4 must have been delivered, and each of the other covenants and obligations of this Agreement must have been performed and complied with in all respects.

         7.3 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.4 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

         7.5 SHAREHOLDER CONSENT. The Company shall have received a consent from the majority of shareholders to amend the Articles of Incorporation to increase the number of shares of common stock from 50,000,000 shares to 200,000,000 shares.

         7.6 WOOJU STOCK PURCHASE AGREEMENT. The Closing described in the Wooju Stock Purchase Agreement shall have occurred.

8. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO CLOSE; CONDITIONS SUBSEQUENT. The Company's obligation to sell and issue the Shares and to take the other actions required to be taken by the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

         8.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         8.2 BUYER'S PERFORMANCE.

                  (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                  (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Sections 2.4(b)(i) and 2.4(b)(ii).

         8.3 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale and issuance of the Shares by the Company to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         8.4 CONDITIONS SUBSEQUENT. The following conditions and covenants shall remain in effect for one year following the Closing:

                  (a) The Company shall file with the Securities and Exchange Commission a proxy statement (or information statement) to effectuate an amendment to its Articles of Incorporation to increase the number of shares of common stock authorized for issuance to comply with the conversion provisions of the Class A Preferred Stock as soon as reasonably possible after the Closing.

                  (b) The Company shall undertake the principal responsibility of identifying public relations firms, market makers and investment banking firms for the purpose of increasing the awareness of the Company and its operating subsidiaries and Buyer to the public.

                  (c) Within thirty (30) days after the First Anniversary Date of Closing, the Company shall prepare and deliver an accounting of all sales of products in the United States which are manufactured and distributed by Buyer. If the total gross sales of products is at least $10,000,000 for the twelve-month period, the repricing provisions set forth in Section 2.4 shall be not applicable. If, however, the gross sales are less than $10,000,000, the Company shall issue to Buyer up to Two Million (2,000,000) additional shares of common stock of Buyer based on the ratio that actual sales bears to the target sales of $10,000,000. For example, if the total gross sales made by the Company is $5,000,000, the Company shall issue 1,000,000 shares to Buyer.

                  (d) Buyer shall have pre-emptive rights for all additional shares issued by the Company to maintain its percentage interest in the Company. The price to be paid for any additional shares shall be the same price paid by any third-party purchaser.

9. TERMINATION.

         9.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Buyer or the Company if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                  (b) by mutual consent of Buyer and the Company; or

                  (c) by either Buyer or the Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before May 31, 2004 or such later date as the parties may agree upon.

         9.2 EFFECT OF TERMINATION. Each party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10. INDEMNIFICATION

         10.1 INDEMNIFICATION AND PAYMENT OF DAMAGES BY COMPANY. The Company will indemnify and hold harmless Buyer, and will pay to Buyer the amount of any damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered by the Company pursuant to this Agreement, (b) any Breach by the Company of any covenant or obligation of the Company in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with the Company (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

         10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless the Company, and will pay to the Company the amount of any damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

         10.3 TIME LIMITATIONS. If the Closing occurs, the Company will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Section 3.3, unless on or before December 31, 2004 Buyer notifies the Company of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Section 3.3, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before December 31, 2004 the Company notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Company.

11. GENERAL PROVISIONS.

         11.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         11.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and the Company, jointly determines.

         11.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Buyer and the Company will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence the terms of this Agreement unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         11.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         THE COMPANY:

                  SIMEX Technologies, Inc.
                  2890 Normandy Drive, NW
                  Atlanta, GA 30305
                  Attention: Mr. C. Mickle Moye

         with a copy to:

                  Greenberg Traurig, LLP

                  3290 Northside Parkway NW, Suite 400
                  Atlanta, Georgia 30327
                  Attention: Robert E. Altenbach, Esq.

         BUYER:

                  Wooju Communications Co., Ltd.
                  446-3 Nonhyun-dong
                  Namdong-ku
                  Incheon 405-300 KOREA
                  Attention: Mr. Hyung-Tae Kim, President

         11.5 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         11.6 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Amended and Restated Letter of Intent, as amended, between Buyer and the Company dated March __, 2004) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         11.8 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.9 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this

Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         11.10 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         11.11 GOVERNING LAW. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

         11.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                 - Remainder of page intentionally left blank. -
                       - Signatures follow on next page. -

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            Signature page to SIMEX Stock Purchase Agreement between
         Wooju Communications Company, Ltd. and SIMEX Technologies, Inc.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                             BUYER:

                                             Wooju Communications Company, Ltd.

                                             By: /s/ Hyung-Tae Kim
                                                 -------------------------------
                                             Name: Hyung-Tae Kim
                                             Title: President


                                             THE COMPANY:

                                             SIMEX Technologies, Inc.

                                             By: /s/ Kjell I. Jagelid
                                                 -------------------------------
                                             Name: Kjell I. Jagelid
                                             Title: President & CEO

                                 Exhibit 2.4(a)

                  CERTIFICATE OF RIGHTS AND PREFERENCES OF THE
                             CLASS A PREFERRED STOCK

                                 Exhibit 2.4(c)

                             SHAREHOLDERS' AGREEMENT